Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-239618 on Form F-3 of our reports dated March 6, 2023, relating to the consolidated financial statements of Safe Bulkers, Inc. and, the effectiveness of Safe Bulkers, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of the year ended December 31, 2022.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
March 6, 2023